                                                                       EXHIBIT 5
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3995

                                January 12, 2001


Zale Corporation
901 West Walnut Hill Lane
Irving, Texas  75038-1003

Ladies and Gentlemen:

         We have examined a copy of the registration statement on Form S-8 proposed to be filed by Zale Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), of 1,850,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), reserved for issuance in connection with options to be granted under the Zale Corporation Omnibus Stock Incentive Plan (the "Plan"). In rendering this opinion, we have reviewed such documents and made such investigations as we deemed appropriate.

         We are of the opinion that, subject to compliance with the pertinent provisions of the Securities Act and to compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Plan and the respective stock option agreements entered into, under and in accordance with the Plan, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.

                                            Very truly yours,

                                            /s/ Troutman Sanders LLP